Exhibit 3.1

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “BARRICK NORTH AMERICA FINANCE LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A . D .2008, AT 2:38 O’ CLOCK P . M.4545491 8100 080526675 Harriet Smith Windsor, Secretary of State AUTHENTICATION : 65 82 4 5 7 DATE. 05-09-08 You may verify this certificate online at corp. delaware. gov/authver . shtwl

State of Delaware Secretazy of State Division of pa ations Delivered 04:27 i M 05/09/2008 FILED 02:38 PM 05/09/2008 SRV 080526675 - 4545491 FIVE’. CERTIFICATE OF FORMATION . OF BARRICK NORTH AMERICA FINANCE LLC This Certificate of Formation of Barrick North America Finance LLC (the “LLc”), dated as of May 8, 2008, is berg duly executed and filed by Sybil Veenman,as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act {Del, Code Ann. Tit. G, §§ 18201}, FIRST, The name of the limited liability company formed hereby is Barrick North America Finance LLC.SECOND. The address of the registered office of the LLC in the State of Delaware is do The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.THIRD. The name and address of the registered agent for service ofprocess on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.IN WITNESS HEREOF, the undersigned has executed and filed this Certificate of Formation as of the date first above written.By: Sybil Veenman Authorized Person